For period ending August 31, 1996 Attachment 77C
File Number 811-
PaineWebber Master Series, Inc. - Balanced Fund


A special meeting of shareholders was held on April 15, 1996, at which the following proposals were approved:

To vote for or against the following changes to the Fund s
fundamental investment restrictions and policies (the
enumeration below follows that used in the related proxy
statement):
                                             Shares     Shares
                                             Voted      Voted       Shares
                                             For        Against     Abstain

1. Modification of Fundamental
Restriction on Portfolio Diversification
for Diversified Funds:                      8,648,607    160,215     813,345

2. Modification of Fundamental
Restriction on Concentration:               8,648,607    160,215     813,345


3. Modification of Fundamental
Restriction on Senior Securities and
Borrowing:                                  8,648,607    160,215     813,345


4. Modification of Fundamental
Restriction on Making Loans:                8,648,607    160,215     813,345


5. Modification of Fundamental
Restriction on Underwriting Securities:     8,648,607    160,215     813,345


6. Modification of Fundamental
Restriction on Real Estate Investments:     8,648,607    160,215     813,345


7. Modification of Fundamental
Restriction on Investing in Commodities:    8,648,607    160,215     813,345


8. Elimination of Fundamental Restriction
on Margin Transactions:                     8,648,607    160,215     813,345


9. Elimination of Fundamental Restriction
on Short Sales:                             8,648,607    160,215     813,345


10.  Elimination of Fundamental Restriction
on Investments in Oil, Gas and Mineral
Leases and Programs:                        8,648,607    160,215     813,345


11.  Elimination of Fundamental Restriction
on Investments in Other Investment
Companies:                                  8,648,607    160,215     813,345


12.  Elimination of Fundamental Restriction
Relating to Purchases of Securities Not
Permitted under Investment Objective:       8,648,607    160,215     813,345


     In addition to the item noted above, the Fund s shareholders elected board members. Pursuant to Instruction 2 of Sub-Item 77C of Form N-SAR, it is not necessary to provide in this exhibit details concerning shareholder action on this proposal since there were no solicitations in opposition to the registrant s nominees and all of the nominees were elected.

     A more complete description of the proposal referred to above is hereby incorporated by reference to the Fund s proxy materials dated February 28, 1996 relating to the Special Meeting of Shareholders. These
     Schedule 14A materials were filed with the Securities and Exchange Commission via EDGAR on February 28, 1996; the accession code number was 0000950112-96-000634.

For period ending August 31,1996              Attachment 77D
File Number 811-



     PaineWebber Master Series - Balanced Fund amended its non-fundamental investment policies to permit investments in options and futures.

     PaineWebber Master Series - Balanced Fund eliminated its policy of generally not investing in stocks of issuers with market capitalization below $300 million.

For filing period ended August 31, 1996                          Exhibit 77I

File number  811-


PaineWebber Master Series-Balanced Fund


     The Fund has taken actions during the period covered by this report in an attempt to conform the nomenclature used for its share classes with the uniform nomenclature system suggested by the Investment Company Institute.

     Shares of the Fund outstanding prior to November 10, 1995, that had been designated Class D shares were redesignated Class C shares as of that date.

     In addition, on July 26, 1996, the Fund commenced offering a new class of shares. These new shares carry the designation Class Y shares and they do not have initial or contingent deferred sales charges or ongoing distribution and service fees.

     The current Prospectuses and Statements of Additional Information of the Fund contain a complete description of the above referenced share classes and are hereby incorporated by reference in response to this Item 77I of Form N-SAR as follows:

     The Prospectus and Statement of Additional Information included in the Registrant's Registration Statement on Form 485APOS filed with the Securities and Exchange Commission through EDGAR on June 28, 1996, (Accession No. :0000950112-96-002238 is incorporated herein by reference in response to this Sub-Item.
FORM 10f-3     FUND:  PaineWebber Master Series-Balanced Fund

Record of Securities Purchased Under the Fund's Rule 10f-3 Procedures


1.   Issuer:  Sterling Commerce

2.   Date of Purchase:  3/8/96
3.  Date offering commenced: 3/8/96

4.   Underwriters from whom purchased:  Alex Brown

5.   "Affiliated Underwriter" managing or participating in syndicate:

     Paine Webber

6.   Aggregate principal amount of purchase:  $96,000

7.   Aggregate principal amount of offering:  $288,000,000

8.   Purchase price (net of fees and expenses):  24

9.   Initial public offering price:  24

10.  Commission, spread or profit:           %    $0.80




11.  Have the following conditions been satisfied?            YES    NO


a. The securities are part of an issue registered under       _Y_   ___
   the Securities Act of 1933 which is being offered to
   the public or are "municipal securities" as defined in
   Section 3(a)(29) of the Securities Exchange Act   of
   1934.


b. The securities were purchased  prior to the end of the
   end first full  business day of  the offering  at  not
   more than the initial  offering price (or, if a  rights
   offering, , the securities were  purchased  on or
   before the  fourth day preceding the  day  on which
   the offering terminated.                                   _Y_   ___


c. The underwriting was a firm commitment
   underwriting.                                              _Y_   ___


d. The commission, spread or profit was reasonable
   and fair in relation to that being received by others
   for underwriting similar securities during the same
   period.                                                    _Y_   ___


e. (1) If securities are registered under the Securities
       Act of 1933, the issuer of the securities and its
       predecessor have been in continuous operation for
       not less than three years.                             _Y_   ___

   (2) If securities are municipal  securities,  the
       issue of securities has received an  investment
       grade rating from  a nationally recognized
       statistical  rating organization or, if the
       issuer or entity supplying the revenues from
       which the issue  is to be paid shall have been
       in  continuous operation for less than three years
       (including any predecessor), the issue has received
       one of the three highest ratings from at least one
       such rating         organization.                      _NA_   ___


f. The amount of such securities purchased by all of
   the investment companies advised by Mitchell
   Hutchins did not exceed 4% of the principal amount
   of the offering or $500,000 in principal amount,
   whichever is greater, provided that in no event did
   such amount exceed 10% of the principal amount of
   the offering.                                              _Y_   ___


g. The purchase price was less than 3% of the Fund's
   total assets.                                               _Y_   ___


h. No Affiliated Underwriter was a direct or indirect
   participant in or beneficiary of the sale or, with
   respect to municipal securities, no purchases were
   designated as group sales or otherwise allocated to
   the account of any Affiliated Underwriter.                  _Y_   ___









Approved:  Mark Tincher       Date:  4/9/96



FORM 10f-3     FUND:  PaineWebber Master Series-Balanced Fund

Record of Securities Purchased Under the Fund's Rule 10f-3 Procedures


1.   Issuer:  Trident

2.   Date of Purchase:  2/26/96
3.  Date offering commenced:  2/26/96

4.   Underwriters from whom purchased:  Prudential Securities

5.   "Affiliated Underwriter" managing or participating in syndicate:

     Paine Webber

6.   Aggregate principal amount of purchase:  $64,000

7.   Aggregate principal amount of offering:  $48,000,000

8.   Purchase price (net of fees and expenses):  $16

9.   Initial public offering price:  $16

10.  Commission, spread or profit:           %    $0.66




11.  Have the following conditions been satisfied?              YES    NO


a. The securities are part of an issue registered under
   the Securities Act of 1933 which is being offered to
   the public or are "municipal securities" as defined in
   Section 3(a)(29) of the Securities Exchange Act of 1934.     _Y_    ___




b. The securities were purchased  prior to the end of the
   end first full  business day of  the offering  at  not
   more than the initial  offering price (or, if a  rights
   offering, , the securities were  purchased  on or
   before the  fourth day preceding the  day  on which
   the offering terminated.                                     _Y_    ___



c. The underwriting was a firm commitment
   underwriting.                                                _Y_    ___



d. The commission, spread or profit was reasonable
   and fair in relation to that being received by others
   for underwriting similar securities during the same
   period.                                                      _Y_    ___



e. (1) If securities are registered under the Securities
       Act of 1933, the issuer of the securities and its
       predecessor have been in continuous operation for
       not less than three years.                               _Y_    ___


   (2) If securities are municipal securities, the issue
       of securities has received an  investment grade
       rating from  a nationally recognized statistical
       rating organization or, if the issuer or entity
       supplying the revenues from which the issue is to
       be paid shall have been in  continuous operation
       for less than three years (including any predecessor),
       the issue has received one of the three highest
       ratings from at least one such rating organization.      _NA_    ___


f. The amount of such securities purchased by all of
   the investment companies advised by Mitchell
   Hutchins did not exceed 4% of the principal amount
   of the offering or $500,000 in principal amount,
   whichever is greater, provided that in no event did
   such amount exceed 10% of the principal amount of
   the offering.                                               _Y_    ___



g. The purchase price was less than 3% of the Fund's
   total assets.                                               _Y_    ___


h. No Affiliated Underwriter was a direct or indirect
   participant in or beneficiary of the sale or, with
   respect to municipal securities, no purchases were
   designated as group sales or otherwise allocated to
   the account of any Affiliated Underwriter.                  _Y_    ___





Approved:  Mark Tincher       Date:  3/4/96


FORM 10f-3     FUND:  PaineWebber Master Series-Balanced Fund

Record of Securities Purchased Under the Fund's Rule 10f-3 Procedures


1.   Issuer:  Penske Motor Sport

2.   Date of Purchase:  3/26/96       3.  Date offering commenced:  3/26/96
4.   Underwriters from whom purchased:  First Boston

5.   "Affiliated Underwriter" managing or participating in syndicate:

     Paine Webber

6.   Aggregate principal amount of purchase:  $36,000

7.   Aggregate principal amount of offering:  $78,000,000

8.   Purchase price (net of fees and expenses):  24

9.   Initial public offering price:  24

10.  Commission, spread or profit:           %    $0.98




11.  Have the following conditions been satisfied?             YES     NO


a. The securities are part of an issue registered under
   the Securities Act of 1933 which is being offered to
   the public or are "municipal securities" as defined in
   Section 3(a)(29) of the Securities Exchange Act   of
   1934.                                                        _Y_    ___


b. The securities were purchased  prior to the end of the
   end first full  business day of  the offering  at  not
   more than the initial  offering price (or, if a  rights
   offering, , the securities were  purchased  on or
   before the  fourth day preceding the  day  on which
   the offering terminated.                                     _Y_    ___



c. The underwriting was a firm commitment
   underwriting.                                                _Y_    ___


d. The commission, spread or profit was reasonable
   and fair in relation to that being received by others
   for underwriting similar securities during the same
   period.                                                      _Y_    ___



e. (1) If securities are registered under the Securities
       Act of 1933, the issuer of the securities and its
       predecessor have been in continuous operation for
       not less than three years.                               _Y_    ___


    (2)  If securities are municipal  securities, the issue
         of securities has received an  investment grade
         rating from  a nationally recognized statistical
         rating organization or, if the  issuer or entity
         supplying the revenues from which the issue is to
         be paid shall have been in continuous operation for
         less than three years (including any predecessor),
         the issue has received one of the three highest
         ratings from at least one such rating organization.     _NA_    ___


f. The amount of such securities purchased by all of
   the investment companies advised by Mitchell
   Hutchins did not exceed 4% of the principal amount
   of the offering or $500,000 in principal amount,
   whichever is greater, provided that in no event did
   such amount exceed 10% of the principal amount of
   the offering.                                                 _Y_    ___



g. The purchase price was less than 3% of the Fund's
   total assets.                                                 _Y_    ___



h. No Affiliated Underwriter was a direct or indirect
   participant in or beneficiary of the sale or, with
   respect to municipal securities, no purchases were
   designated as group sales or otherwise allocated to
   the account of any Affiliated Underwriter.                    _Y_    ___





Approved:  Mark Tincher       Date:  4/9/96

FORM 10f-3     FUND:  PaineWebber Master Series-Balanced Fund

Record of Securities Purchased Under the Fund's Rule 10f-3 Procedures


1.   Issuer:  TWA

2.   Date of Purchase:  3/18/96
3.  Date offering commenced:  3/18/96

4.   Underwriters from whom purchased:  Alex Brown

5.   "Affiliated Underwriter" managing or participating in syndicate:

     Paine Webber

6.   Aggregate principal amount of purchase:  $750,000

7.   Aggregate principal amount of offering:  $175,000,000

8.   Purchase price (net of fees and expenses):  50

9.   Initial public offering price:  50

10.  Commission, spread or profit:           %    $0.975




11.  Have the following conditions been satisfied?              YES     NO


a. The securities are part of an issue registered under
   the Securities Act of 1933 which is being offered to
   the public or are "municipal securities" as defined in
   Section 3(a)(29) of the Securities Exchange Act   of
   1934.                                                        _Y_     ___



b. The securities were purchased  prior to the end of the
   end first full  business day of  the offering  at  not
   more than the initial  offering price (or, if a  rights
   offering, , the securities were  purchased  on or
   before the  fourth day preceding the  day  on which
   the offering terminated.                                     _Y_     ___


c. The underwriting was a firm commitment
   underwriting.                                                _Y_     ___

d. The commission, spread or profit was reasonable
   and fair in relation to that being received by others
   for underwriting similar securities during the same
   period.                                                      _Y_     ___


e. (1) If securities are registered under the Securities
       Act of 1933, the issuer of the securities and its
       predecessor have been in continuous operation for
       not less than three years.                               _Y_     ___


   (2) If securities are municipal  securities,  the issue
       of securities has received an  investment grade rating
       from  a nationally recognized statistical rating
       organization or, if the issuer or entity supplying the
       revenues from which the issue  is to be paid shall
       have been in  continuous operation for less than
       three years (including any predecessor), the issue
       has received one of the three  highest ratings from at
       least one such rating         organization.              _NA_     ___


   f.  The amount of such securities purchased by all of
       the investment companies advised by Mitchell
       Hutchins did not exceed 4% of the principal amount
       of the offering or $500,000 in principal amount,
       whichever is greater, provided that in no event did
       such amount exceed 10% of the principal amount of
       the offering.                                            _Y_     ___


g. The purchase price was less than 3% of the Fund's
   total assets.                                                _Y_     ___



h. No Affiliated Underwriter was a direct or indirect
   participant in or beneficiary of the sale or, with
   respect to municipal securities, no purchases were
   designated as group sales or otherwise allocated to
   the account of any Affiliated Underwriter.                   _Y_     ___



Approved: Mark Tincher       Date:  4/9/96